ASSET PURCHASE AGREEMENT


                                  by and among


                             SONIC AUTOMOTIVE, INC.,

                                DYER & DYER, INC.

                                       and

                                  RICHARD DYER

                          Dated as of August ___, 1997






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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Article 1
        Purchase and Sale of Assets; Assumption of Liabilities................1
        1.1  Agreement of Purchase and Sale...................................1
        1.2  Assumed Liabilities..............................................1
        1.3  Purchase Price; Allocation.......................................1
        1.4   Instruments of Conveyance and Transfer; Employment Agreement....3
        1.5  Offers of Employment to Seller's Employees.......................4

Article 2
        Closing...............................................................4

Article 3
        Representations and Warranties of the Seller...........................5
        3.1  Organization; Good Standing; Qualifications.......................5
        3.2  Authority; Consent................................................5
        3.3  Ownership; Investments............................................5
        3.4  Financial Statements..............................................6
        3.5  Absence of Certain Changes........................................6
        3.6  Material Contracts................................................7
        3.7  Title to Purchased Assets and Related Matters.....................7
        3.8  Real Property of the Seller.......................................8
        3.9  Machinery, Equipment, Etc.........................................8
        3.10  Inventories of the Seller........................................8
        3.11  Accounts Receivable of the Seller................................9
        3.12  Approvals, Permits and Authorizations............................9
        3.13  Compliance with Laws.............................................9
        3.14  Insurance.......................................................10
        3.15  Taxes...........................................................10
        3.16  Litigation......................................................10
        3.17  Powers of Attorney..............................................11
        3.18  Broker's and Finder's Fees......................................11
        3.19  Employee Relations..............................................11
        3.20  Compensation....................................................11
        3.21  Patents; Trademarks; Trade Names; Copyrights; Licenses, Etc.....11
        3.22  Accounts Payable................................................12
        3.23  No Undisclosed Liabilities......................................12
        3.24  Certain Transactions............................................12
        3.25  Business Generally..............................................12
        3.26  Employee Benefits...............................................12
        3.27  Seller and Shareholder Not Foreign Persons......................13
        3.28  Suppliers and Customers.........................................13


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        3.29  Environmental Matters...........................................14
        3.30  Bank Accounts and Safe Deposit Boxes............................15
        3.31  Warranties......................................................16
        3.32  Interest in Competitors and Related Entities....................16
        3.33  Availability of Seller's Employees..............................16
        3.34  Misstatements and Omissions.....................................16

Article 4
        Representations and Warranties of the Buyer...........................16
        4.1  Organization and Good Standing...................................16
        4.2  Authority; Consents; Enforceability..............................16
        4.3  Broker's and Finder's Fees.......................................17
        4.4  Litigation.......................................................17
        4.5  Misstatements or Omissions.......................................17

Article 5
        Pre-closing Covenants of the Shareholder and the Seller...............17
        5.1  Provide Access to Information; Cooperation with Buyer............18
        5.2  Operation of Business of the Seller..............................18
        5.3  Other Changes....................................................19
        5.4  Additional Information...........................................19
        5.5  Publicity........................................................19
        5.6  Other Negotiations...............................................19
        5.7  Closing Conditions...............................................20
        5.8  Environmental Audit..............................................20
        5.9  Hart-Scott-Rodino Compliance.....................................20
        5.10  Audit of Seller at Buyer's Expense..............................20

Article 6
        Pre-closing Covenants of the Buyer....................................20
        6.1  Publicity; Disclosure............................................20
        6.2  Closing Conditions...............................................21
        6.3  Application to Automobile Manufactures and Distributors..........21
        6.4  Hart-Scott-Rodino Compliance.....................................21

Article 7
        Conditions Precedent to Obligations of the Buyer......................21
        7.1  Representations and Warranties...................................21
        7.2  Performance of Obligations of the Seller.........................21
        7.3  Closing Certificate..............................................22
        7.4  Opinion of Counsel...............................................22
        7.5  Supporting Documents.............................................22
        7.6  Bill of Sale, Etc................................................22
        7.7  Other Agreements.................................................22

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        7.8  Books and Records................................................23
        7.9  Change of Name of Seller; Use of Seller's Name by Buyer..........23
        7.10  Consents........................................................23
        7.11  No Litigation...................................................23
        7.12  Authorizations..................................................23
        7.13  No Material Adverse Change or Undisclosed Liability.............23
        7.14  Approval of Legal Matters.......................................23
        7.15  Adverse Laws....................................................24
        7.16  Hart-Scott-Rodino Waiting Period................................24

Article 8
        Conditions Precedent to Obligations of the Seller.....................24
        8.1  Representations and Warranties...................................24
        8.2  Performance of Obligations of the Buyer..........................24
        8.3  Closing Certificate..............................................24
        8.4  Payment of Purchase Price........................................24
        8.5  Opinion of Counsel...............................................24
        8.6  Supporting Documents.............................................25
        8.7  Approval of Legal Matters........................................25
        8.8  Employment Agreement.............................................25
        8.9  No Litigation....................................................25
        8.10  Hart-Scott-Rodino Waiting Period................................25

Article 9
        Transfer Taxes; Proration of Charges..................................26
        9.1  Certain Taxes and Fees...........................................26
        9.2  Proration of Certain Charges.....................................26

Article 10
        Survival of Representations and Warranties; Indemnification...........26
        10.1  Survival of Representations and Warranties......................26
        10.2  Agreement to Indemnify by the Seller and Shareholder............26
        10.3  Agreement to Indemnify by the Buyer.............................27
        10.4  Claims for Indemnification .....................................27
        10.5  Procedures Regarding Third Party Claims.........................28
        10.6  Effectiveness...................................................29

Article 11
        Termination and Termination Fee.......................................29
        11.1  Termination.....................................................29
        11.2   Procedure and Effect of Termination ...........................30

Article 12
        Miscellaneous Provisions..............................................30

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        12.1  Access to Books and Records after Closing.......................30
        12.2  Notices.........................................................31
        12.3  Parties in Interest; No Third Party Beneficiaries...............32
        12.4  Assignability...................................................32
        12.5  Entire Agreement; Amendment.....................................32
        12.6  Headings........................................................33
        12.7  Counterparts....................................................33
        12.8  Governing Law...................................................33
        12.9  Knowledge.......................................................33
        12.10  Arbitration....................................................33
        12.11  Waivers........................................................34
        12.12  Severability...................................................34
        12.13  Expenses.......................................................34






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                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this____ day August, 1997, by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the "Buyer"), DYER & DYER, INC., a South Carolina corporation (the "Seller"), and RICHARD DYER, the sole shareholder of the Seller (the "Shareholder").

                              W I T N E S S E T H:

     In consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1
             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

     1.1 Agreement of Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Article 2 hereof), the Seller shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to the Buyer, and the Buyer shall purchase and accept delivery of, all of the Seller's right, title and interest in and to all of the assets of the Seller of every kind, character and description, tangible or intangible, and wherever located, including, without limitation, the assets described on Schedule 1.1(a), but excluding, however, the assets described on Schedule 1.1(b) (the "Excluded Assets"); said assets, other than the Excluded Assets, are hereinafter called the "Purchased Assets". The Purchased Assets will be sold free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, contractual restrictions, claims or encumbrances of any kind or character (collectively, "Encumbrances"), other than the Encumbrances set forth on Schedule 1.1(c) (the "Permitted Encumbrances").

     1.2 Assumed Liabilities. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing the Buyer shall assume and undertake to perform all of the liabilities and obligations of the Seller specifically described on Schedule
1.2 (the "Assumed Liabilities"). Except for the Assumed Liabilities, the Buyer shall not assume, and the Seller shall retain and remain responsible for, any and all liabilities and obligations of the Seller of any nature whatsoever, whether past, current or future, whether accrued, contingent, known or unknown (such retained liabilities and obligations being hereinafter called the "Retained Liabilities").

     1.3 Purchase Price; Allocation.

     (a) Purchase Price. In addition to the assumption by the Buyer of the Assumed Liabilities, as the full consideration to be paid by the Buyer for the Purchased Assets, the Buyer shall pay to the Seller the aggregate purchase price of $18,000,000 (the "Purchase Price"), subject to adjustment as set forth in
Section 1.3(c).

     (b) Payment of Purchase Price. $17,000,000 of the Purchase Price shall be payable to the Seller at Closing by wire transfer of immediately available funds to the account


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of the  Seller,  which  shall be  designed by the Seller in writing at least one full Business Day prior to the Closing Date. The sum of $1,000,000 (the "Escrowed Amount") shall be placed in an interest bearing escrow with Chicago Title and Trust Company, or another escrow agent reasonably satisfactory to the Buyer and the Seller (the "Escrow Agent"), by the Buyer in accordance with the escrow agreement in the form of Exhibit 1.3(A), with such other changes thereto as the Escrow Agent shall reasonably request (the "Escrow Agreement"). The sole purpose of the Escrowed Amount shall be to secure the repayment of any shortfall in Net Book Value pursuant to Section 1.3(c)(2) below. For purposes of this Agreement, a "Business Day" is a day other than a Saturday, a Sunday or a day on which banks are required or authorized to be closed in the State of North Carolina.

     (c) Adjustment Procedures.

     (1) Not later than 60 days after the Closing Date, the Buyer will prepare and deliver to the Seller an unaudited balance sheet (the "Closing Balance Sheet") of the Seller as of the Closing Date, consisting of a computation of the tangible book value as of the Closing Date of the Purchased Assets (excluding goodwill and other intangible assets) less the book value as of the Closing Date of the Assumed Liabilities, all as determined in accordance with the same accounting principles utilized in preparing the Seller's tax basis balance sheet as at December 31, 1996 included in the Financial Statements (as defined in Section 3.4(a). Notwithstanding the foregoing, the Seller's new and used car inventory reflected in the Closing Balance Sheet shall be based upon the values shown on the Seller's books and records as of the Closing Date; however, the determination of such values shall be based upon the same methodology utilized in determining new and used car inventory values reflected in the December 31, 1996 tax basis balance sheet included in the Financial Statements. The tangible net book value reflected on the Closing Balance Sheet is hereinafter called the "Net Book Value". The Buyer shall make reasonably available to the Seller and its agents the services of Peggy McFarland for the purpose of assisting the Seller in evaluating the Buyer's computation of Net Book Value and preparation of the Closing Balance Sheet. The Buyer warrants that Ms. McFarland's good faith assistance to the Seller shall not in any way prejudice her position as an employee of the Buyer. Further, the Buyer shall make freely available to the Seller all books and records as the Seller or its agents may reasonably require in order to evaluate the Buyer's computation of Net Book Value and preparation of the Closing Balance Sheet. If within 30 days following delivery of the Closing Balance Sheet (or the next Business Day if such 30th day is not a Business Day), the Seller has not given the Buyer notice of the Seller's objection to the computation of the Net Book Value as set forth in the Closing Balance Sheet (such notice to contain a statement in reasonable detail of the nature of the Seller's objection), then the Net Book Value reflected in the Closing Balance Sheet will be deemed mutually agreed by the Buyer and the Seller. If the Seller shall have given such notice of objection in a timely manner, then the issues in dispute will be submitted to a "Big Six" accounting firm mutually acceptable to the Buyer and the Seller (the "Accountants") for resolution. With respect to any such submission and dispute, the Buyer shall again make reasonably available to the Seller and its agents the services of Peggy McFarland without prejudice to her employment and shall further grant her (and Seller or its agents) access to all relevant books and records of the Buyer as she (and Seller or its agents) may reasonably require. If issues in dispute are submitted to the Accountants for resolution, (i) each party will

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furnish to the  Accountants  such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party or its subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the Accountants will be instructed to determine the Net Book Value based upon their resolution of the issues in dispute; (iii) such determination by the Accountants of the Net Book Value, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iv) the Buyer and the Seller shall each bear 50% of the fees and expenses of the Accountants for such determination.

     (2) To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is less than $10,500,000, the Seller shall be obligated to pay the amount of such shortfall promptly to the Buyer, together with interest on such amount at the prime rate of NationsBank, N.A. from time to time in effect (the "Prime Rate") from the Closing Date to the date of payment, up to the Escrowed Amount. In furtherance of such obligation of the Seller, the parties shall execute and deliver to the Escrow Agent a joint instruction to pay such shortfall, plus interest, as aforesaid, to the Buyer, with any remaining balance of the Escrowed Amount to be paid to the Seller. To the extent that the amount of such shortfall in the Net Book Value, plus interest as aforesaid, shall exceed the Escrowed Amount, the Seller shall have no obligation to pay such excess to the Buyer, it being understood that the Buyer's sole recourse for any such shortfall in Net Book Value shall be to the Escrowed Amount. Any interest earned on investments of the Escrowed Amount shall be paid to the Seller. To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, exceeds $10,500,000, the Buyer shall be obligated to
(i) execute and deliver to the Escrow Agent a joint instruction to pay the entire amount of the Escrowed Amount to the Seller, and (ii) pay the amount of such excess promptly to the Seller, together with interest on the amount of such excess at the Prime Rate from the Closing Date to the date of payment.

     (d) Allocation. The allocation of the Purchase Price and the Assumed Liabilities shall be as set forth in Schedule 1.3(d); provided, however, that the amount of the Purchase Price allocated to the Non-Competition Agreement (as defined below) shall be $10,000. The Buyer and the Seller shall use such allocation in all tax returns filed by them.

     1.4 Instruments of Conveyance and Transfer; Employment Agreement.

     (a) Instruments of Conveyance and Transfer. At the Closing, the Seller shall deliver to the Buyer a Bill of Sale and Assignment, substantially in the form of Exhibit 1.4(A) (the "Bill of Sale"), and such other instruments of assignment, conveyance and transfer, as shall be necessary to vest in the Buyer good title to the Purchased Assets in accordance herewith. Simultaneously therewith, the Seller shall take all steps as may be required to transfer to the Buyer actual possession and exclusive operating control of the Purchased Assets.


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     (b) Employment  Agreement.  At the Closing, the Shareholder will enter into an employment agreement with the Buyer, substantially in the form of Exhibit 1.4(B)(the "Employment Agreement").

     (c)  Non-Competition   Agreement.  At  the  Closing,  the  Seller  and  the
Shareholder  will  enter  into  a  non-competition   agreement  with  the  Buyer
substantially in the form of Exhibit 1.4(C) (the "Non-Competition Agreement").

     (d) Further Assurances. The Seller further agrees that, from and after the Closing, it will execute and deliver to the Buyer such additional instruments and documents and take such further action as the Buyer may reasonably request in order to more fully vest, record and/or perfect the Buyer's title to, or interest in, the Purchased Assets.

     (e) Shareholder's Covenant to Close. The Shareholder further covenants and agrees to take all necessary officer, director and stockholder actions to cause the Seller to perform its obligations at and prior to the Closing, as contemplated by this Agreement.

     1.5 Offers of Employment to Seller's Employees. On or before the Closing Date, the Buyer shall offer employment to those employees of the Seller listed on Schedule 1.5 attached hereto, utilizing pay plans (and, in the case of Peggy McFarland, an employment agreement) substantially the same as those in effect with the Seller as of the date hereof. The Buyer may also offer employment to such of the Seller's other employees as the Buyer shall select, in its sole discretion, such employment to begin on or after the date of the Closing and to be upon terms and conditions as determined by the Buyer in its sole discretion. Notwithstanding the foregoing, the Buyer shall have no obligation to employ any person, except as contemplated by the first sentence of this Section 1.5, and the Seller shall be and remain responsible after the Closing for termination expense or liability, if any, with regard to any of the Seller's employees not offered employment by the Buyer pursuant to this paragraph on or prior to the Closing Date. The Buyer agrees that any employee of the Seller who is offered and accepts employment by the Buyer within 30 days of the Closing shall receive credit for service with the Seller for purposes of determining such employee's eligibility for holidays, sick days and vacation benefits and also for purposes of determining eligibility (including without limitation, waiting periods under group health plans) and vesting under any other employee benefit plans, programs, policies or other arrangements covering such employee established, continued or otherwise sponsored by the Buyer after the Closing.

                                    ARTICLE 2
                                     CLOSING

     The transactions contemplated hereby shall take place at a closing (the "Closing") at the offices of Parker, Poe, Adams & Bernstein L.L.P., 2500 Charlotte Plaza, Charlotte, North Carolina at 10:00 a.m. local time on the fifth
(5th) Business Day, or such shorter period as the Buyer may choose, following the date the Buyer gives notice of the Closing to the Seller, but in no event later than November 1, 1997 (the"Closing Date Deadline"), unless another date or place is agreed

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to in  writing  by the  Seller  and the  Buyer.  The date on which  the  Closing actually occurs is hereinafter referred to as the "Closing Date".

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Buyer as follows:

     3.1 Organization; Good Standing; Qualifications. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. The Seller is qualified as a foreign corporation and in good standing in the jurisdictions listed on Schedule 3.1, which jurisdictions are the only jurisdictions where the nature of the Seller's business and its assets require such qualification.

     3.2 Authority; Consent. The Seller has full corporate power and authority to carry on its business as now conducted, to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Seller of the transactions contemplated hereby and thereby and the performance by the Seller of its obligations hereunder and thereunder: (i) have been duly and validly authorized by all necessary corporate action, including, without limitation, all necessary shareholder action; and (ii) do not and will not, except as set forth on
Schedule 3.2, (A) conflict with or violate any of the provisions of the certificate of incorporation or by-laws, each as amended, of the Seller, (B) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to the Seller, the Purchased Assets or the Assumed Liabilities, (C) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Seller under, or violate or conflict with or result in a breach of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Seller is a party or by which the Seller or any of the Purchased Assets or Assumed Liabilities are bound or affected, (D) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, or (E) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

     3.3 Ownership; Investments.

     (a) Ownership. All issued and outstanding shares of capital stock of the Seller are held of record and beneficially by the Shareholder, free and clear of any Encumbrances. The Seller has no outstanding securities or other instruments, agreements or arrangements of any character or nature whatsoever under which the Seller is or may be obligated to issue any shares of its capital stock.


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     (b)  Investments.  Except as set forth on Schedule 3.3, the Seller does not own, directly or indirectly, any shares of capital stock or other equity ownership or proprietary or membership interest in any corporation, limited liability company, partnership, association, trust, joint venture or other entity, and does not have any commitment to contribute to the capital of, make loans to, or share in the losses of, any enterprise.

     3.4 Financial Statements. The Seller has delivered to the Buyer prior to the date hereof: (a) the audited balance sheet for the Seller as of December 31, 1996, and the related audited statement of income, stockholders' equity and changes in cash flows of the Seller for the fiscal year then ended (including the notes thereto and any other information included therein), (collectively, the "Annual Financial Statements"); and (b) the unaudited balance sheet of the Seller as of June 30, 1997 and the related unaudited statement of income, stockholders' equity and changes in cash flow for the six month period then ended (collectively, the "Interim Financial Statements"; the Annual Financial Statements and the Interim Financial Statements are hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) are in accordance with the books and records of the Seller, which books and records are true, correct and complete, (ii) fully and fairly present the financial condition and results of the operations of the Seller as of and for the periods indicated, and (iii) have been prepared utilizing tax basis accounting principles in accordance with the Code (as defined in Section 3.26(a) below) and applicable regulations thereunder.

     3.5 Absence of Certain Changes. Since December 31, 1996, the Seller has operated its business in the ordinary course, consistent with past practices and, except as set forth on Schedule 3.5, there has not been incurred, nor has there occurred: (a) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Purchased Assets or the business of the Seller in excess of $100,000; (b) any sale, transfer, pledge or other disposition of any tangible or intangible assets of the Seller (except sales of vehicle and parts inventory in the ordinary course of business) having an aggregate book value of $100,000 or more; (c) any termination, amendment, cancellation or waiver of any Material Contract (as defined in Section 3.6 hereof) or any termination, amendment, cancellation or waiver of any rights or claims of the Seller under any Material Contract (except in each case in the ordinary course of business and consistent with past practices); (d) any change in the accounting methods, procedures or practices followed by the Seller or any change in depreciation or amortization policies or rates theretofore adopted by the Seller; (e) any material change in policies, operations or practices with respect to business operations followed by the Seller, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, or with respect to the policies, operations or practices of the Seller concerning the employees of the Seller or the employee benefit plans of the Seller; (f) any capital appropriation or expenditure or commitment therefor on behalf of the Seller in excess of $100,000 individually, or $200,000 in the aggregate; (g) any general uniform increase, other than in the ordinary course of business, in the cash or other compensation of employees of any of the Seller, or any increase in excess of $50,000 in any such compensation payable to any individual officer, director, consultant or agent thereof, or any loans or commitments therefor made by the Seller to any persons, including any officers, directors, stockholders, employees, consultants or agents of the Seller or any of their affiliates; (h) any account receivable in excess of $100,000 or note receivable in excess of $100,000 owing to the Seller which (i) has been written off as uncollectible, in whole or in part, (ii) has had asserted against it any claim, refusal or right of set off, or (iii) the account or note debtor has refused to, or threatened not to, pay for any reason, or such account or note debtor has become insolvent or bankrupt; (i) any write-down or write-up of the value of any inventory or equipment of the Seller or any increase in inventory levels in excess of historical levels for comparable periods; (j) any other change in the condition (financial or otherwise), business operations, assets, earnings, business or prospects of the Seller which has, or could reasonably be expected to have, a material adverse effect on the Purchased Assets or the business or operations of the Seller; or (k) any agreement, whether in writing or otherwise, by the Seller to take or do any of the actions enumerated in this Section 3.5. Since June 30, 1997, the Seller has paid no dividends and made no distributions in excess of its net income from and after that date. For purposes of this Agreement, the term "affiliate" shall mean any entity directly or indirectly controlling, controlled by or under common control with the specified person, whether by stock ownership, agreement or otherwise, or any parent, child or sibling of such specified person and the concept of "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

     3.6 Material Contracts.

     (a) List of Material Contracts. Set forth on Schedule 3.6 is a list of all contracts, agreements, documents, instruments, guarantees, plans, understandings or arrangements, written or oral, which are material to the business of the Seller, as currently conducted or to the Purchased Assets or the Assumed Liabilities (collectively, the "Material Contracts"). True copies of all written Material Contracts and written summaries of all oral Material Contracts described or required to be described on Schedule 3.6 have been furnished to the Buyer.

     (b) Performance, Defaults, Enforceability. The Seller has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any Material Contract, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Seller, no other party to any Material Contract is in default in any respect of any of its obligations thereunder. Each of the Material Contracts is valid and in full force and effect and enforceable against the parties thereto in accordance with their respective terms, and, except as set forth in Schedule 3.6, the transfer and assignment to the Buyer of all of the Material Contracts, will not (i) require the consent of any party thereto or
(ii) constitute an event permitting termination thereof.

     3.7 Title to Purchased Assets and Related Matters. The Seller has good and valid title to all of the Purchased Assets, free and clear of all Encumbrances, except those described on Schedule 3.7. Except as set forth in Schedule 3.7, the Purchased Assets (including, without limitation, the Material Contracts) and the Leased Premises (as defined in Section 3.8 below) include all properties and assets (tangible and intangible, and all leases, licenses and other agreements) utilized by the Seller in carrying on its business in the ordinary course. Except as set forth on Schedule 3.7, the Purchased Assets (i) are in the exclusive possession and control of the Seller and no person or entity other than the Seller are entitled to possession of any portion of the Purchased Assets; and (ii) do not include any contracts for future services, prepaid items or deferred charges the full value or benefit of which will not be usable by or transferable to the Buyer, or any goodwill, organizational expense or other similar intangible asset.

     3.8 Real Property of the Seller.

     (a) Owned Real Property. Except as set forth on Schedule 3.8, the Seller owns no real property.

     (b) Leased Premises. Schedule 3.8 contains a complete list and description (including buildings and other structures thereon and the name of the owner thereof) of all real property which is used by the Seller in its business and operation identifying the existing leases thereof which are to be assigned to the Buyer (such existing leases being hereinafter called the "Existing Leases"). All such real property on Schedule 3.8 is hereinafter collectively called either the "Real Property" or the "Leased Premises". True, correct and complete copies of all Existing Leases have been delivered to the Buyer.

     (c) Easements, etc. The Real Property enjoys all easements and rights of way over the property of others necessary for the operation of the Seller's business. No portion of the Real Property has been condemned or otherwise taken by any public authority, and the Seller has no knowledge of any pending or threatened condemnation or taking thereof. None of the buildings or improvements on the Real Property encroaches on any adjoining property or on any easements or rights of way. The Seller has no knowledge of any event or condition which currently exists which would create a legal or other impediment to the use of the Real Property as currently used, or would increase the additional charges or other sums payable by the tenant under any of the Existing Leases (including, without limitation, any pending tax reassessment or other special assessment affecting the Real Property). The buildings and improvements (including building systems) which comprise a part of the Real Property are in good condition, maintenance and repair, ordinary wear and tear excepted. There is no person or entity other than the Seller in or entitled to possession of the Real Property.

     3.9 Machinery, Equipment, Etc. Schedule 3.9 sets forth a list of all material machinery, equipment, tools, motor vehicles, furniture and fixtures owned by the Seller and included in the Purchased Assets, including which items are owned by the Seller and which items are leased to the Seller (collectively, the "Equipment"). With respect to Equipment which is leased, Schedule 3.9 also contains a list of all leases or other agreements, whether written or oral, relating thereto. The Equipment is in good operating condition, maintenance and repair in accordance with industry standards taking into account the age thereof and ordinary wear and tear excepted.

     3.10 Inventories of the Seller. All inventories of the Seller included in the Purchased Assets consist of items of a quality and quantity usable and salable in the normal course of its business, are generally sufficient to do business in the ordinary course, and the levels of inventories are consistent with the levels maintained by the Seller in the ordinary course consistent with past practices and the Seller's obligations under its agreements with all applicable vehicle manufacturers or distributors. The values at which such inventories are carried are based on (i) the LIFO method, in the case of new car and parts inventories, and (ii) the FIFO method, in the case of used car inventories; furthermore, the values of new and used car inventories presently shown on the Seller's books and records have been determined utilizing the same methodology used in determining new and used car inventory values reflected in the December 31, 1996 tax basis balance sheets included in the Financial Statements.

     3.11 Accounts Receivable of the Seller. All accounts receivable of the Seller included in the Purchased Assets are collectible at the aggregate recorded amounts thereof, subject to the reserve for doubtful accounts, in the ordinary course of the Seller's business, and are not subject to any known offsets or counterclaims.

     3.12 Approvals, Permits and Authorizations. Set forth on Schedule 3.12 is a list of all governmental licenses, permits, certificates of inspection, other authorizations, filings and registrations which are necessary for the Seller to own the Purchased Assets and to operate its business as presently conducted (collectively, the "Authorizations"). All Authorizations have been duly and lawfully secured or made by the Seller and are in full force and effect. There is no proceeding pending or, to the Seller's knowledge, threatened or probable of assertion, to revoke or limit any Authorization. Except as indicated on
Schedule 3.12, all Authorizations may be lawfully transferred to the Buyer as contemplated by this Agreement and, except as indicated on Schedule 3.12, none of the transactions contemplated by this Agreement will terminate, violate or limit the effectiveness, either by virtue of the terms thereof or because of the non-assignability thereof, of any Authorization.

     3.13 Compliance with Laws. The Seller has conducted its operations and business in compliance with, and all of the Purchased Assets and Leased Premises comply with (i) all applicable laws, rules, regulations and codes (including, without limitation, any laws, rules, regulations and codes relating to anticompetitive practices, contracts, discrimination, employee benefits, employment, health, safety, fire, building and zoning, but excluding Environmental Laws which are the subject of Section 3.29 hereof) and (ii) all applicable orders, rules, writs, judgments, injunctions, decrees and ordinances. The Seller has not received any notification of any asserted present or past failure by it to comply with such laws, rules or regulations, or such orders, rules, writs, judgments, injunctions, decrees or ordinances. Set forth on
Schedule 3.13 are all orders, writs, judgments, injunctions, decrees and other awards of any court or any governmental instrumentality applicable to the Purchased Assets or the Seller or its business and operations. The Seller has delivered to the Buyer copies of all reports, if any, of the Seller required under the Federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports or any deficiencies noted by inspection through the Closing Date have been corrected by the Seller.

     3.14 Insurance.

     (a) Schedule 3.14 of this Agreement sets forth a list of all policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and any other insurance and bonds maintained by, or on behalf of, the Seller on its properties, operations, inventories, assets, business or personnel (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims in excess of $5,000 thereunder). Each such insurance policy identified therein is and shall remain in full force and effect on and as of the Closing Date and the Seller is not in default with respect to any provision contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. The insurance maintained by, or on behalf of, the Seller is adequate in accordance with the standards of business of comparable size in the industry in which the Seller operates and no notice of cancellation or termination has been received with respect to any such policy. The Seller has not, during the last three (3) fiscal years, been denied or had revoked or rescinded any policy of insurance.

     (b) Set forth on Schedule 3.14 is a summary of information pertaining to property damage and personal injury claims in excess of $5,000 against the Seller during the past five (5) years, all of which are fully satisfied or are being defended by the insurance carrier and involve no exposure to the Seller.

     3.15 Taxes. All federal, state and local tax returns and reports required as of the date hereof to be filed by the Seller for taxable periods ending prior to the date hereof have been duly and timely filed by the Seller with the appropriate governmental agencies, and all such returns and reports are true, correct and complete. All federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("Taxes"), payable by, or due from, the Seller for all periods arising on or prior to the Closing Date have been fully paid or adequately reserved for by the Seller or, with respect to Taxes required to be accrued, the Seller has properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Seller. The Seller made a valid election to be treated as an "S Corporation" for federal income tax purposes which election, as of the Closing, will have been continuously in effect since January 1, 1996. Nothing contained in this Section
3.15 shall relieve the Buyer from its obligations to pay any Taxes which are included in the Assumed Liabilities; and the payment of such Taxes by the Buyer shall not relieve the Seller from any liability it may have under this Section 3.15.

     3.16 Litigation. Except as set forth in Schedule 3.16, there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the Seller's knowledge, threatened or probable of assertion, against the Seller with respect to the Purchased Assets or the Assumed Liabilities or the business of the Seller. The Seller knows of no basis for the institution of any such suit or proceeding. The Seller is not now under any judgment, order, writ, injunction, decree, award or other similar command of any court, administrative agency or other governmental authority applicable to the business of the Seller or any of the Purchased Assets or Assumed Liabilities.

     3.17 Powers of Attorney. Except as set forth in Schedule 3.17, there are no persons, firms, associates, corporations, business organizations or other entities holding general or special powers of attorney from the Seller.

     3.18 Broker's and Finder's Fees. Except as disclosed to the Buyer, the Seller has not incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement, and the Seller hereby agrees to assume all liability to any such broker, finder or agent or any other person or entity claiming any such fee or commission.

     3.19 Employee Relations. The Seller employs a total of approximately 132 employees as of July 31, 1997. Except as set forth in Schedule 3.19: (a) the Seller is not delinquent in the payment (i) to or on behalf of any past or present employees of any cash or other compensation for all periods prior to the date hereof or the date of the Closing, as the case may be, or (ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant; (b) there are no collective bargaining agreements currently in effect between the Seller and any labor unions or organizations representing any employees of the Seller; (c) no collective bargaining agreement is currently being negotiated by the Seller; (d) there are no union organizational drives in progress and there has been no formal or informal request to the Seller for collective bargaining or for an employee election from any union or from the National Labor Relations Board; and
(e) no dispute exists between the Seller and any of its sales representatives or, to the knowledge of the Seller, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation.

     3.20 Compensation. Schedule 3.20 contains a schedule of all employees (including sales representatives) and consultants of the Seller whose individual cash compensation for the year ended December 31, 1996, or projected for the year ended December 31, 1997, is in excess of $75,000, together with the amount of total compensation paid to each such person for the twelve month period ended December 31, 1996 and the current aggregate base salary or hourly rate (including any bonus or commission) for each such person.

     3.21 Patents; Trademarks; Trade Names; Copyrights; Licenses, Etc. Except as set forth on Schedule 3.21, there are no patents, trademarks, trade names, service marks, service names and registered copyrights which are material to the Seller's business and there are no applications therefor or licenses thereof, inventions, computer software, logos or slogans, which are owned or leased by the Seller or used in the conduct of the Seller's business. The Seller is not individually or jointly a party to, nor pays a royalty to anyone under, any license or similar agreement. There is no existing claim, or, to the knowledge of the Seller, any basis for any claim, against the Seller that any of its operations, activities or products infringe the patents, trademarks, trade names, copyrights or other property rights of others or that the Seller is wrongfully or otherwise using the property rights of others. The Seller is the owner of the names set forth on Schedule 3.21 (the "Proprietary Names") in the State of Georgia and, to the knowledge of the Seller, no person uses, or has the right to use, such name or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership.

     3.22 Accounts Payable. All accounts payable of the Seller to third parties as of the date hereof arose in the ordinary course of business and none are delinquent or past due.

     3.23 No Undisclosed Liabilities. The Seller does not have any material liabilities or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured, other than those (a) reflected in the Financial Statements, (b) incurred in the ordinary course of business since the date of the Financial Statements, or (c) disclosed specifically on Schedule 3.23.

     3.24 Certain Transactions. Except as set forth in Schedule 3.24, there are no contracts, agreements or other arrangements between the Seller and the Shareholder (including the Shareholder's affiliates), or the Seller's or Shareholder's (including the Shareholder's affiliates) directors, officers or salaried employees, or the family members or affiliates of any of the above (other than for services in the ordinary course as employees, officers and directors).

     3.25 Business Generally. The Seller is not aware of the existence of any conditions, including, without limitation, any actual or potential competitive factors in the markets in which the Seller participates, which have not been disclosed to the Buyer and which could reasonably be expected to have a material adverse effect on the business and operations of the Seller, other than general business and economic conditions affecting the industry and markets in which the Seller participates.

     3.26 Employee Benefits.

     (a) The Seller has listed on Schedule 3.26, and has delivered to the Buyer, true and complete copies of all Employee Plans (as defined below) and related documents, established, maintained or contributed to by the Seller (which shall include for this purpose and for the purpose of all of the representations in this Section 3.26, the Shareholder and all employers, whether or not incorporated, that are treated together with the Seller as a single employer with the meaning of Section 414 of the Code). The term "Employee Plan" shall include all plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and also shall include, without limitation, any deferred compensation, stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of the Seller and maintained or contributed to by the Seller. As used in this Agreement, "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (b) Where applicable, each Employee Plan (i) has been administered in material compliance with the terms of such Employee Plan and the requirements of ERISA and the Code; and (ii) is in material compliance with the reporting and disclosure requirements of ERISA and the Code. The Seller does not maintain or contribute to, and have never maintained or contributed to, an Employee Plan subject to Title IV of ERISA or a "multiemployer plan." There are no facts relating to any Employee Plan that (i) have resulted in a "prohibited transaction" of a material nature or have resulted or is reasonably likely to result in the imposition of a material excise tax, penalty or liability pursuant to Section 4975 of the Code, (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or (iii) have resulted or could result in any material liability (whether or not asserted as of the date hereof) of the Seller or any ERISA affiliate pursuant to Section 412 of the Code arising under or related to any event, act or omission occurring on or prior to the date hereof. Each Employee Plan that is intended to qualify under Section 401(a) or to be exempt under Section 501(c)(g) of the Code is so qualified or exempt as of the date hereof in each case as such Employee Plan has received favorable determination letters from the Internal Revenue Service with respect thereto. To the knowledge of the Seller, the amendments to and operation of any Employee Plan subsequent to the issuance of such determination letters do not adversely affect the qualified status of any such Employee Plan. No Employee Plan has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. The Seller has made no promises or incurred any liability under any Employee Plan or otherwise to provide health or other welfare benefits to former employees of the Seller, except as specifically required by law. There are no pending or, to the best knowledge of the Seller, threatened claims (other than routine claims for benefit) or lawsuits with respect to any of Seller's Employee Plans. As used in this Section 3.26, all technical terms enclosed in quotation marks shall have the meaning set forth in ERISA.

     3.27 Seller and Shareholder Not Foreign Persons. Neither the Seller nor the Shareholder is a "foreign person" as that term is defined in the Code and the regulations promulgated pursuant thereto, and the Buyer has no obligation under
Section 1445 of the Code to withhold or pay over to the IRS any part of the "amount realized" (as such term is defined in the regulations issued under Section 1445 of the Code) by the Seller and/or the Shareholder in the transactions contemplated hereby.

     3.28 Suppliers and Customers. The Seller is not required to provide bonding or any other security arrangements in connection with any transactions with any of its customers or suppliers. To the knowledge of the Seller, no such supplier, customer or creditor intends or has threatened, or reasonably could be expected, to terminate or modify any of their respective relationships with the Seller.

     3.29 Environmental Matters.

     (a) For purposes of this Section 3.29, the following terms shall have the following meaning: (i) "Environmental Law" means all present and future federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements, or permits, issued, promulgated, approved or entered thereunder by any government authority relating to pollution, Hazardous Materials, worker safety or protection of human health or the environment. (ii) "Hazardous Materials" means any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, solid waste, petroleum or petroleum-derived substance or waste (regardless of specific gravity), or any constituent or decomposition product of any such pollutant, material, substance or waste, including, but not limited to, any hazardous substance or constituent contained within any waste and any other pollutant, material, substance or waste regulated under or as defined by any Environmental Law.

     (b) The Seller has obtained all permits, licenses and other authorizations or approvals required under Environmental Laws for the conduct and operation of the Purchased Assets ("Environmental Permits"). All such Environmental Permits are in good standing, the Seller is and has been in compliance with the terms and conditions of all such Environmental Permits, and no appeal or any other action is pending or threatened to revoke any such Environmental Permit.

     (c) The Seller and the Purchased Assets are and have been in compliance with all Environmental Laws.

     (d) Neither the Seller nor the Shareholder has received any written or oral order, notice, complaint, request for information, claim, demand or other communication from any government authority or other person, whether based in contract, tort, implied or express warranty, strict liability, or any other common law theory, or any criminal or civil statute, arising from or with respect to (i) the presence, release or threatened release of any Hazardous Material or any other environmental condition on, in or under the Real Property or any other property formerly owned, used or leased by the Seller, (ii) any other circumstances forming the basis of any actual or alleged violation by the Seller of any Environmental Law or any liability of the Seller under any Environmental Law, (iii) any remedial or removal action required to be taken by the Seller under any Environmental Law, or (iv) any harm, injury or damage to real or personal property, natural resources, the environment or any person alleged to have resulted from the foregoing, nor is the Seller aware of any facts which might reasonably give rise to such notice or communication. The Seller has not entered into any agreements concerning any removal or remediation of Hazardous Materials

     (e) No lawsuits, claims, civil actions, criminal actions, administrative proceedings, investigations or enforcement or other actions are pending or threatened under any Environmental Law with respect to the Seller or the Real Property.

     (f) No Hazardous Materials are or have been released, discharged, spilled or disposed of onto, or migrated onto, the Real Property or any other property previously owned, operated or leased by the Seller, and no environmental condition exists (including, without limitation, the presence, release, threatened release or disposal of Hazardous Materials) related to the Real Property, to any property previously owned, operated or leased by the Seller, or to the Seller's past or present operations, which would constitute a violation of any Environmental Law or otherwise give rise to costs, liabilities or obligations under any Environmental Law.

     (g) Neither the Seller nor any of its predecessors in interest has transported or disposed of, or arranged for the transportation or disposal of, any Hazardous Materials to any location (i) which is listed on the National Priorities List, the CERCLIS list under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar federal, state or local list, (ii) which is the subject of any federal, state or local enforcement action or other investigation, or (iii) about which the Seller or the Shareholder has received or have reason to expect to receive a potentially responsible party notice or other notice under any Environmental Law.

     (h) No environmental lien has attached or is threatened to be attached to the Real Property.

     (i) No employee of the Seller in the course of his or her employment with the Seller has been exposed to any Hazardous Materials or other substance, generated, produced or used by the Seller which could give rise to any claim (whether or not such claim has been asserted) against the Seller.

     (j) Except as set forth on Schedule 3.29, the Real Property does not contain any: (i) septic tanks into which process wastewater or any Hazardous Materials have been disposed; (ii) asbestos; (iii) polychlorinated biphenyls
(PCBs); (iv) underground injection or monitoring wells; or (v) underground storage tanks.

     (k) The Seller has not agreed to assume, defend, undertake, guarantee, or provide indemnification for, any liability, including, without limitation, any obligation for corrective or remedial action, of any other person under any Environmental Law for environmental matters or conditions.

     (l) Except as set forth on Schedule 3.29, there have been no environmental studies or reports made relating to the Real Property or any other property or facility previously owned, operated or leased by the Seller.

     3.30 Bank Accounts and Safe Deposit Boxes. Schedule 3.30 lists all bank accounts, credit cards and safe deposit boxes in the name of, or controlled by, the Seller, and details about the persons having access to or authority over such accounts, credit cards and safe deposit boxes.

     3.31 Warranties. Set forth on Schedule 3.31 are descriptions or copies of the forms of all express warranties and disclaimers of warranty made by the Seller (separate and distinct from any applicable manufacturers', suppliers' or other third-parties' warranties or disclaimers of warranties) during the past five (5) years to customers or users of the vehicles, parts, products or services of the Seller. There have been no breach of warranty or breach of representation claims against the Seller during the past five (5) years which have resulted in any cost, expenditure or exposure to the Seller of more than $100,000 individually or in the aggregate.

     3.32 Interest in Competitors and Related  Entities.  Except as set forth on
Schedule 3.32, neither the Shareholder nor any affiliate of the Shareholder (i) has any direct or indirect interest in any person or entity engaged or involved in any business which is competitive with the business of the Seller, (ii) has any direct or indirect interest in any person or entity which is a lessor of assets or properties to, material supplier of, or provider of services to, the Seller, or (iii) has a beneficial interest in any contract or agreement to which the Seller is a party; provided, however, the foregoing representation and warranty shall not apply to any person or entity, or any interest or agreement with any person or entity, which is a publicly held corporation in which the Shareholder and his affiliates individually and collectively own less than 3% of the issued and outstanding voting stock.

     3.33 Availability of Seller's Employees. There have been no actions taken by the Seller, its affiliates, or any of their respective shareholders, officers, directors, members, partners, managers or employees, to discourage, or in any way prevent, any of the employees of the Seller from being hired by the Buyer after Closing, and as of the Closing each of the Seller's employees will be available without penalty for employment by the Buyer.

     3.34 Misstatements and Omissions. No representation or warranty made by the Seller in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Seller or the Shareholder pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to the Seller as follows:

     4.1 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 Authority; Consents; Enforceability.

     (a) Authority. The Buyer has full corporate power and authority to execute and deliver the Agreement and the other agreements and documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder: (i) have been duly and validly authorized by all necessary corporate action on the part of the Buyer; and (ii) do not and will not, except as set forth on Schedule 4.2, (A) conflict with or violate any of the provisions of the Certificate of Incorporation or By-laws of the Buyer, (B) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court administrative or governmental agency or other body applicable to the Buyer or any of its assets, or (C) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Buyer under, or violate or conflict with or result in a breach by the Buyer of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Buyer is a party or by which the Buyer or any of its assets may be otherwise bound or affected; or (D) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

     4.3 Broker's and Finder's Fees. The Buyer has not incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement, and the Buyer hereby agrees to assume all liability to any such broker, finder or agent or any other person or entity claiming any such fee or commission.

     4.4 Litigation. There are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the Buyer's knowledge, threatened or probable of assertion, against the Buyer before any court, governmental or administrative agency or other body relating to this Agreement and/or the transactions contemplated hereby. The Buyer is not now under any judgment, order, writ, injunction, decree or other similar command of any court, administrative agency or other governmental agency which relate to this Agreement and/or the transactions contemplated hereby.

     4.5 Misstatements or Omissions. No representation or warranty made by the Buyer in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Buyer to the Seller and/or the Shareholder pursuant hereto, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                    ARTICLE 5
                              PRE-CLOSING COVENANTS
                        OF THE SHAREHOLDER AND THE SELLER

     The Seller, and the Shareholder to the extent set forth below, hereby covenant and agree that from and after the date hereof until the Closing:

     5.1 Provide Access to Information; Cooperation with Buyer.

     (a) Access. The Seller and the Shareholder shall afford to the Buyer, its attorneys, accountants, and such other representatives of the Buyer as the Buyer shall designate to the Seller, free and full access at all reasonable times, and upon reasonable prior notice, to the Purchased Assets and the properties, books and records of the Seller, and to interview personnel, suppliers and customers of the Seller, in order that the Buyer may have full opportunity to make such investigation as it shall reasonably desire of the Purchased Assets, Assumed Liabilities and the business and operations of the Seller. In addition, the Seller shall provide to the Buyer and its representatives such additional financial and operating data and other information in respect of the Purchased Assets, Assumed Liabilities and the business and operations of the Seller as the Buyer shall from time to time reasonably request.

     (b) Cooperation in IPO Preparation. The Seller and the Shareholder shall, at the Buyer's sole expense, cooperate with the Buyer in the preparation of any description of the transactions contemplated by this Agreement deemed by the Buyer, in its sole discretion, as necessary for the completion of any registration statement, prospectus or amendment or supplement thereto prepared in connection with the closing of the Initial Public Offering ("IPO") of the Buyer's securities.

     (c) Cooperation in Obtaining Consents. The Seller and Shareholder shall use reasonable best efforts in cooperating with the Buyer in the preparation of and delivery to all applicable automobile manufacturers or distributors, as soon as practicable after the date hereof, of an application and other information necessary to obtain such automobile manufacturer's or distributor's consent to or the approval of the transactions contemplated by this Agreement as contemplated by Section 7.10.

     5.2 Operation of Business of the Seller. At all times before the Closing, the Seller shall (a) maintain its corporate existence in good standing, (b) operate its business substantially as presently operated and only in the ordinary course and consistent with past operations and its obligations under any existing agreements with all applicable automobile manufacturers or distributors, (c) use its reasonable best efforts to preserve intact its present business organizations and employees and its relationships with persons having business dealings with its, including, but not limited to, all applicable automobile manufacturers or distributors and any floor plan financing creditors,
(d) comply in all respects with all applicable laws, rules and regulations, (e) maintain its insurance coverages, (f) pay all Taxes, charges and assessments when due, subject to any valid objection or contest of such amounts asserted in good faith and adequately reserved against, (g) make all debt service payments when contractually due and payable, (h) pay all accounts payable and other current liabilities when due, (i) maintain the Employee Plans, (j) maintain the property, plant and equipment included in the Purchased Assets in good operating condition in accordance with industry standards taking into account the age thereof, (k) maintain its books and records of account in the usual, regular and ordinary manner, (l) use its reasonable best efforts to encourage such personnel of the Seller as the Buyer may designate in writing to become employees of the Buyer after the date of the Closing, (m) use its reasonable best efforts to preserve the current terms and conditions of the Existing Leases related to the Leased Property, and
(n) not pay any dividends or make any distributions in excess of its net income, and otherwise use its reasonable best efforts to pay dividends to the Shareholder only to the extent that such payment will, as nearly as possible, result in a net book value of not less than $10,500,000.

     5.3 Other Changes. The Seller shall not, without the prior written consent of the Buyer (a) engage in any reorganization or similar transaction, (b) agree to take any of the foregoing actions, (c) enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in
Schedule 3.6 if in effect on the date hereof or enter in to any contract, agreement, undertaking or commitment which cannot be assigned to the Buyer or a permitted assignee of the Buyer, or (d) take, cause, agree to take or cause, or permit to occur any of the actions or events set forth in Section 3.5 of this Agreement.

     5.4 Additional Information. The Seller shall furnish to the Buyer such additional information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any representation or warranty made by the Seller or any information contained in any Schedule hereto or in other information supplied in connection herewith then inaccurate or incomplete. The receipt of such additional information by the Buyer shall not operate as a waiver by the Buyer of the obligation of the Seller to satisfy the conditions to Closing set forth in Section 7.1 hereof; provided, however, if such information shall be furnished to the Buyer in a writing which shall also specifically refer to one or more representations and warranties of the Seller contained herein which in the absence of such information is inaccurate or incomplete, then if the Buyer waives in writing the condition to Closing set forth in said Section 7.1 hereof and elects to close the transactions contemplated hereunder, the furnishing of such additional information shall be deemed to have amended as of the Closing any such representation and warranty so specifically referred to by the Seller.

     5.5  Publicity.  Except  as may be  required  by  law  or as  necessary  in connection with the transactions contemplated hereby, the Seller and the Shareholder shall not (i) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Buyer and (ii) otherwise disclose the existence and nature of their discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than their accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Seller and the Shareholder, as the case may be. The Seller and the Shareholder shall cooperate with the Buyer in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

     5.6 Other Negotiations. Neither the Seller nor the Shareholder shall pursue, initiate, encourage or engage in any negotiations or discussions with, or provide any information to, any person or entity (other than the Buyer and its representatives and affiliates) regarding the sale of the assets, capital stock or membership interests of any of the Seller or any merger or consolidation or similar transaction involving the Seller.

     5.7 Closing Conditions. The Seller shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 7 hereof required herein to be satisfied by the Seller.

     5.8 Environmental Audit. The Seller shall allow an environmental consulting firm selected by the Buyer (the "Environmental Auditor") to have prompt access to the Property in order to conduct an environmental investigation, satisfactory to the Buyer in scope (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by the Buyer), of, and to prepare a report with respect to, the Real Property (the "Environmental Audit"). The Seller shall provide to the Environmental
Auditor: (i) reasonable access to all of its existing records concerning the matters which are the subject of the Environmental Audit; and (ii) reasonable access to the employees of the Seller and the last known addresses of former employees of the Seller who are most familiar with the matters which are the subject of the Environmental Audit (the Seller agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Seller shall otherwise cooperate with the Environmental Auditor in connection with the Environmental Audit. The Buyer and the Seller shall each bear 50% of the costs, fees and expenses incurred in connection with the preparation of the Environmental Audit; provided, however, the Seller shall not be obligated to share in the costs, fees or expenses of any Phase II testing unless such testing was warranted based upon the relevant Phase I test.

     5.9 Hart-Scott-Rodino Compliance. Subject to the determination by the Buyer that any of the following actions is not required, the Seller shall promptly prepare and file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Federal Trade Commission (the "FTC") and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation.

     5.10 Audit of Seller at Buyer's Expense. The Seller shall allow, cooperate with and assist the Buyer and the Buyer's accountants, and shall instruct the Seller's accountants to cooperate, in the preparation of audited financial statements of the Seller as necessary for the IPO; provided that the expense of such audit shall be borne by the Buyer.

                                    ARTICLE 6
                       PRE-CLOSING COVENANTS OF THE BUYER

     The Buyer hereby covenants and agrees that, from and after the date hereof until the Closing:

     6.1 Publicity; Disclosure. Except as may be required by law or as necessary in connection with the transactions contemplated hereby or in connection with the preparation and filing of any registration statement regarding the IPO, the Buyer shall not (i) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Seller and the Shareholder, or (ii) otherwise disclose the
existence  and  nature  of  its  discussions  or   negotiations   regarding  the
transactions  contemplated  hereby  to any  person  or  entity  other  than  its accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Buyer. The Buyer shall cooperate with the Seller and the Shareholder in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement. Subject to the Buyer's legal obligations and the advice of its IPO underwriters, the Buyer shall submit to the Seller for its pre-approval (such approval shall not be unreasonably withheld) of the content of any disclosures in the IPO context about the transactions contemplated hereby.

                  6.2 Closing Conditions. The Buyer shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 8 hereof required herein to be satisfied by the Buyer.

     6.3 Application to Automobile Manufactures and Distributors. Subject to the reasonable cooperation of the Seller, the Buyer shall provide to all applicable automobile manufacturers and distributors promptly after the execution and delivery of this Agreement any application or other information with respect to such application necessary in connection with the seeking of the consents of such manufacturers and distributors contemplated by Section 7.10.

     6.4 Hart-Scott-Rodino Compliance. Subject to the determination by the Buyer that any of the following actions is not required, the Buyer shall promptly prepare and file Notification and Report Forms under the HSR Act with the FTC and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation, and Buyer shall pay all filing fees in connection therewith.

                                    ARTICLE 7
                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

     The obligations of the Buyer under this Agreement at the Closing and the consummation by the Buyer of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Seller, prior to or at the Closing, of each of the following conditions, unless waived in writing by the Buyer:

     7.1 Representations and Warranties. The representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of such times.

     7.2 Performance of Obligations of the Seller. The Seller and the Shareholder shall have performed and complied with all their covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with by them prior to or at the Closing.

     7.3 Closing Certificate. The Seller shall have delivered a certificate, signed by the Seller's President and dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof.

     7.4 Opinion of Counsel. The Buyer shall have received an opinion of Kaufman, Chaiken, Miller & Klorfein, counsel to the Seller and Shareholder, dated the Closing Date, in substantially the form of Exhibit 7.4.

     7.5 Supporting Documents. The Buyer shall have received from the Seller the following:

     (a) A Certificate of the Secretary of State of the State of South Carolina dated as of a recent date as to the due incorporation and good standing of the Seller;

     (b) To the extent applicable, one or more certificates of officials from the jurisdictions listed on Schedule 3.1 hereto as to the good standing of the Seller in such jurisdictions;

     (c) A certificate of the Secretary or an Assistant Secretary of the Seller dated the Closing Date and certifying (i) that attached thereto are true, complete and correct copies of the certificate of incorporation and by-laws of the Seller, as amended to and as in effect on the date of such certification,
(ii) that attached thereto are true, complete and correct copies of the resolutions duly adopted by the Board of Director of the Seller and Shareholder, approving the transactions contemplated hereby and authorizing the execution, delivery and performance by the Seller of this Agreement and the sale and transfer of the Purchased Assets, as in effect on the date of such certification, and (iii) as to the incumbency and signatures of those officers of the Seller executing any instrument or other document delivered in connection with such transactions;

     (d) Uniform Commercial Code Search Reports on Form UCC-11 with respect to the Seller from the states and local jurisdictions where the principal places of business of the Seller and the Purchased Assets are located; and

     (e) Such additional supporting documents and other information as the Buyer or its counsel may reasonably request.

     7.6 Bill of Sale, Etc. The Buyer shall have received from the Seller a duly executed Bill of Sale and all necessary deeds, assignments, documents and instruments to effect the transfers, conveyances and assignments to the Buyer referred to in Article 1 hereof, and the Seller shall have taken such action as shall be necessary to put the Buyer in actual possession and exclusive control of each of the Purchased Assets (including, without limitation, the delivery of keys).

     7.7  Other  Agreements.  The  Buyer  shall  have  received  the  Employment
Agreement and the Non-Competition Agreement, duly executed by the parties thereto other than the Buyer.

     7.8 Books and Records. The Buyer shall have received all books and records of, or pertaining to, the business of the Seller and the Purchased Assets and Assumed Liabilities, except to the extent included in the Excluded Assets.

     7.9 Change of Name of Seller; Use of Seller's Name by Buyer. The Seller shall have delivered to the Buyer all documents, including, without limitation, resolutions of the Board of Directors of the Seller and the Shareholder, necessary to effect a change of name of the Seller after the Closing to a name other than the Seller's name or any variation thereof which names shall be sufficiently different from the name of the Buyer and the Proprietary Names as to distinguish them upon the records in the office of the Secretary of State of Georgia from such names. The Seller shall also have delivered to the Buyer a written consent to the use by the Buyer or any parent, subsidiary or affiliate of the Buyer, or any successor or assignee of any thereof, of the Proprietary Names or any variant thereof and an agreement satisfactory to the Buyer that the Seller will not use the Proprietary Names or any variant thereof, except as may be necessary for the winding up of the affairs of the Seller.

     7.10 Consents. The Buyer shall have received duly executed copies of all consents, authorizations, approvals, notices, registrations and filings referred to in Schedules 3.2 and 3.6, which are required for the Seller to consummate the transactions contemplated hereby, and including, but not limited to, the consents of all applicable automobile manufacturers and distributors and consents of the respective landlords for the assignment of the Existing Leases.

     7.11 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

     7.12 Authorizations. The Buyer shall have received evidence of the transfer to the Buyer of all Authorizations referred to in Section 3.12 of this Agreement or, to the extent the Authorizations are not transferrable, the Seller shall have effectively obtained or made on behalf of the Buyer, or assisted the Buyer in obtaining or making, all such Authorizations.

     7.13 No Material Adverse Change or Undisclosed Liability. There shall have been no material adverse change or development in the business, prospects, properties, earnings, results of operations or financial condition of the Seller or any of the Purchased Assets or Assumed Liabilities.

     7.14 Approval of Legal Matters. The form of all instruments, certificates and documents to be executed and delivered by the Seller to the Buyer pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

     7.15 Adverse Laws. No statute, rule, regulation or order shall have been adopted or promulgated which materially adversely affects the Purchased Assets, the Assumed Liabilities or the business of the Seller.

     7.16 Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act shall have expired without any indication by the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

                                    ARTICLE 8
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF THE SELLER

     The obligations of the Seller under this Agreement at the Closing and the consummation by the Seller of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Buyer, prior to or at the Closing, of each of the following conditions, unless waived in writing by the Seller:


     8.1 Representations and Warranties. The representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though such representations and warranties were made at and as of such times.

     8.2 Performance of Obligations of the Buyer. The Buyer shall have performed and complied with all its covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with prior to or at the Closing.

     8.3 Closing Certificate. The Buyer shall have delivered a certificate, signed by the Buyer's President and dated the Closing Date, certifying to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereto.

     8.4 Payment of Purchase Price. The Buyer shall have tendered to the Seller payment of the portion of the Purchase Price payable at the Closing and shall have placed into escrow the Escrowed Amount.

     8.5 Opinion of Counsel. The Seller shall have received an opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel to the Buyer, dated the Closing Date, in substantially the form of Exhibit 8.5.

     8.6 Supporting Documents. The Seller shall have received the following:

     (a) A certificate of the Secretary of State of the State of Delaware dated as of a recent date as to the due incorporation and good standing of the Buyer;

     (b) A certificate of the Secretary or an Assistant Secretary of the Buyer dated the Closing Date, and certifying (i) that attached thereto is a true, complete and correct copy of the certificate of incorporation and by-laws of the Buyer, as amended and as in effect on the date of such certification, (ii) that attached thereto are true, complete and correct copies of the resolutions duly adopted by the Board of Directors of the Buyer approving the transactions contemplated hereby and authorizing the execution, delivery and performance by the Buyer of this Agreement, as in effect on the date of such certification, and
(iii) as to the incumbency and signatures of certain officers of the Buyer executing any instrument or other document delivered in connection with such transactions; and

     (c) Copies of all authorizations, consents, approvals, notices, filings and registrations referred to in Section 4.2 hereof.

     8.7 Approval of Legal Matters. The form of all certificates, instruments and documents to be executed and/or delivered by the Buyer to the Seller pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Seller and its counsel, none of whose approval shall be unreasonably withheld or delayed.

     8.8  Employment   Agreement.   The  Shareholder  shall  have  received  the
Employment Agreement, duly executed by the Buyer.

     8.9 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

     8.10 Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act shall have expired without any indication by the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

                                    ARTICLE 9
                      TRANSFER TAXES; PRORATION OF CHARGES

     9.1 Certain Taxes and Fees. All sales, transfer, documentary, stamp, recording and other similar taxes and/or fees and Taxes which may be due or payable in connection with the sale of the Purchased Assets pursuant hereto shall be borne by the Seller.

     9.2 Proration of Certain Charges. The following taxes, charges and payments ("Charges") shall, to the extent not reflected in the Closing Balance Sheet, be prorated on a per diem basis and apportioned between the Seller and the Buyer as of the date of the Closing: personal property, use, intangible taxes, utility charges, rental or lease charges, license fees, general assessments imposed with respect to the Purchased Assets, employee payrolls and insurance premiums. The Seller shall be liable for that portion of the Charges relating to, or arising in respect of, periods on or prior to the Closing Date and the Buyer shall be liable for that portion of the Charges relating to, or arising in respect of, any period after the Closing Date.

                                   ARTICLE 10
                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

     10.1 Survival of Representations and Warranties. All statements contained in any schedule or certificate delivered hereunder or in connection herewith by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Seller and the Buyer contained in this Agreement, including those contained in any Schedule or certificate delivered hereunder or in connection herewith, shall survive the Closing * with the exception of the representations and warranties of the Seller contained in Sections 3.7 and 3.15, which shall survive the Closing * . As to each representation and warranty of the parties hereto, the date to which such representation and warranty shall survive is hereinafter referred to as the "Survival Date."

     10.2 Agreement to Indemnify by the Seller and  Shareholder.  Subject to the
terms and conditions of Sections 10.4 and 10.5 hereof, the Seller and the Shareholder hereby agree, jointly and severally, to indemnify and save the Buyer, its affiliates, and their respective shareholders, officers, directors, employees, successors and assigns (each, a "Buyer Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, fines, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, expenses (including, without limitation, reasonable attorneys' fees, consultants' fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Buyer Indemnitee (collectively, "Buyer's Damages") arising out of, based upon, in connection with or as a result of:


*    Confidential portions omitted and filed separately with the Commission.

     (a) the untruth, inaccuracy or breach of any representation and warranty of the Seller contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith; provided, however, the Seller and the Shareholder shall have no obligation to pay Buyer's Damages pursuant to this Subsection 10.2(a) unless and until (and only to the extent that) all claims with respect of Buyer's Damages exceed a cumulative aggregate total of * ;

     (b) the breach or nonfulfillment of any covenant or agreement of the Seller or the Shareholder contained in this Agreement or in any other agreement document or instrument delivered hereunder or pursuant hereto;

     (c) the assertion against any Buyer Indemnitee or any of the Purchased Assets of any liability or obligation arising out of or based upon any of the Retained Liabilities; or

     (d)  all  claims  of   creditors   asserted  by  reason  of  the   parties'
non-compliance with any applicable bulk sales laws, except to the extent that amounts owed to such creditors are included in the Assumed Liabilities.

     10.3  Agreement  to  Indemnify  by the  Buyer.  Subject  to the  terms  and conditions of Sections 10.4 and 10.5 hereof, the Buyer hereby agrees to indemnify and save the Seller and the Shareholder, their affiliates and their respective shareholders, officers, directors, employees, successors and assigns (each, a "Seller Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Seller Indemnitee arising out of, based upon, in connection with or as a result of:

     (a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;

     (b) the breach or nonfulfillment of any covenant or agreement of the Buyer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto; or

     (c) the assertion against any Seller Indemnitee of any of the Assumed Liabilities.

     10.4 Claims for Indemnification. No claim for indemnification with respect to a breach of a representation and warranty shall be made under this Agreement after the applicable


*    Confidential portions omitted and filed separately with the Commission.

Survival Date unless prior to such Survival Date the Buyer Indemnitee or the Seller Indemnitee, as the case may be, shall have given the Seller or the Buyer, as the case may be, written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit or cause of action against such Buyer Indemnitee or Seller Indemnitee, as the case may be.

     10.5 Procedures Regarding Third Party Claims. The procedures to be followed by the Buyer and the Seller and the Shareholder with respect to indemnification hereunder regarding claims by third persons shall be as follows:

     (a) Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person, which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "Indemnified Party") shall give notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "Indemnifying Party"), setting forth in reasonable detail the nature of such action or claim, including copies of any written correspondence from such third person to such Indemnified Party.

     (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages, (ii) the Indemnifying Party confirms, in writing, its obligation hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety pursuant to Sections 10.2 or 10.3 hereof, as the case may be, and (iii) the Indemnifying Party shall have made provision which, in the reasonable judgment of the Indemnified Party, is adequate to satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; provided, that such settlement is paid in full by the Indemnifying Party and will not have any direct or indirect continuing material adverse effect upon the Indemnified Party.

     (c) With respect to any action, proceeding or claim as to which (i) the Indemnifying Party does not have the right to assume the defense or (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Sections 10.2 or 10.3 hereof, as the case may be. The

Indemnified Party shall have full rights to dispose of such action and enter into any monetary compromise or settlement; provided, however, in the event that the Indemnified Party shall settle or compromise any claims involved in the action insofar as they relate to, or arise out of, the same facts as gave rise to any claim for which indemnification is due under Sections 10.2 or 10.3 hereof, as the case may be, it shall act reasonably and in good faith in doing so.

     (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim, proceeding or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

     10.6 Effectiveness. The provisions of this Article 10 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect.

                                   ARTICLE 11
                         TERMINATION AND TERMINATION FEE

     11.1 Termination. Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing Date as follows:

     (a) This Agreement may be terminated by written consent of the parties hereto;

     (b) The Buyer may terminate this Agreement by giving written notice to the Seller at any time after the Closing Date Deadline (provided, however, that the Buyer may not terminate under this subsection (b) if the Buyer is in breach of any material representation, warranty, or covenant of the Buyer contained in this Agreement);

     (c) The Seller may terminate this Agreement by giving written notice to the Buyer at any time after the Closing Date Deadline (provided, however, that the Seller may not terminate under this subsection (c) if the Seller is in breach of any material representation, warranty, or covenant contained in this Agreement);

     (d) The Buyer may terminate this Agreement if, after any initial HSR Act filing, the FTC makes a "second request" for information, or the FTC or the Antitrust Division challenges the transactions contemplated hereby; provided that the Buyer delivers written notice to the Seller of its termination hereunder within fifteen (15) days of the Buyer's receipt of such second request or of notice of such challenge; or

     (e) The Buyer may terminate this Agreement within thirty (30) days of the date hereof if the Buyer is not satisfied, in its discretion, with the results of the Buyer's due diligence investigation contemplated by Section 5.1(a), including without limitation the Environmental Audit.

     11.2 Procedure and Effect of Termination. If either party terminates this Agreement pursuant to Section 11.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party except as set forth below:

     (a) If this Agreement is terminated by the Buyer pursuant to the provisions of Section 11.1(b) above and the failure to complete the Closing on or before the Closing Date Deadline shall have been due to the breach of any material representation, warranty or covenant of the Seller or the Shareholder under this Agreement, then the Seller shall, on demand of the Buyer, promptly pay to the Buyer in immediately available funds, as liquidated damages for the loss of the transaction and not as a penalty, a termination fee of $1,000,000 (the "Seller's Termination Fee").

     (b) If this Agreement is terminated by the Seller pursuant to the provisions of Section 11.1(c) above and the failure to complete the Closing on or before the Closing Date Deadline shall have been due to the breach of any material representation, warranty or covenant of the Buyer under this Agreement, then the Buyer shall, upon demand of the Seller, promptly pay to the Seller in immediately available funds, as liquidated damages for the loss of the transaction and not as a penalty, a termination fee of $1,000,000 (the "Buyer's Termination Fee").

The respective rights of the parties to terminate this Agreement under Sections 11.1(b) or 11.1(c), as the case may be, and to be paid the Seller's Termination Fee or the Buyer's Termination Fee, as the case may be, shall be the respective parties' sole and exclusive remedies for damages for breach of this Agreement; in this regard, the parties hereto agree that (i) they reasonably anticipate that the damages for breach of this Agreement, as contemplated by Sections 11.1(b) or 11.1(c), will be difficult to ascertain because of their indefiniteness or uncertainty, and (ii) the Seller's Termination Fee and the Buyer's Termination Fee are reasonable estimates of such damages. In the event of such termination by either party pursuant to Section 11.1(b) or 11.1(c), as the case may be, such party shall have no right to equitable relief for any breach or alleged breach of this Agreement, other than for specific performance for the payment of the Seller's Termination Fee or the Buyer's Termination Fee, as the case may be.

     (c) Except as specifically provided in this Section 11.2, nothing contained in this Section 11.2 shall prevent any party from seeking any equitable relief, including specific performance, to which it would otherwise be entitled in the event of breach of this Agreement by the other party.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

     12.1 Access to Books and Records after Closing. The Buyer shall, following the Closing, give, and shall cause to be given, to the Seller and its authorized representatives such access, during normal business hours and upon prior notice, to such books and records constituting part of the Purchased Assets as shall be reasonably necessary for the Seller in connection with the preparation and filing of the Seller's tax returns for periods prior to the Closing, and to make extracts and copies of such books and records.

     12.2 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by telecopier or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or sent by telecopier, with receipt confirmed, or one (1) Business Day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

If to the Buyer, to:

        Sonic Automotive, Inc.
        5401 East Independence Boulevard
        P.O. Box 18747
        Charlotte, North Carolina 28218
        Telecopier No.:  (704) 532-3312
        Attention:  Theodore Wright

with a copy to:

        Parker, Poe, Adams & Bernstein L.L.P.
        2500 Charlotte Plaza
        Charlotte, North Carolina  28244
        Telecopier No.:  (704) 334-4706
        Attention:  Edward W. Wellman, Esq.

If to the Seller, to:

        Dyer & Dyer, Inc.
        5260 Peachtree Industrial Blvd.
        Chamblee, Georgia 30341
        Telecopier No.: (770) 452-8721
        Attention: Richard Dyer

If to the Shareholder, to:

        Richard Dyer
        5260 Peachtree Industrial Blvd.
        Chamblee, Georgia 30341
        Telecopier No.: (770) 452-8721

in either case, with a copy to:

        Kaufman, Chaiken, Miller & Klorfein
        400 Perimeter Center Terrace, N.E.  Suite 720
        Atlanta, Georgia  30346-1234
        Telecopier No.: (770) 395-6720
        Attention:    Robert J. Kaufman, Esq.

     The Buyer, the Seller or the Shareholder may change the address or telecopier number to which such communications are to be directed by giving written notice to the others in the manner provided in this Agreement.

     12.3 Parties in Interest; No Third Party Beneficiaries.

     (a) Subject to Section 12.4 hereof, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     (b) Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Seller (other than Peggy McFarland to the extent she is referred to herein), or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.

     12.4 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties, provided that the Buyer may assign its rights under this Agreement to any affiliate of the Buyer presently existing or hereafter formed and to any person or entity that shall acquire all or substantially all of the assets of the Buyer; provided, however, that no such assignment by the Buyer shall release it from its obligations hereunder without the consent of the Seller.

     12.5 Entire Agreement; Amendment. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties hereto and supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto.

     12.6 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.7 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

     12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to its principles of conflicts of law.

     12.9 Knowledge. Whenever any representation or warranty of the Seller contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of the Seller, such knowledge shall be deemed to include the knowledge, if any, of the Seller or the Shareholder.

     12.10 Arbitration. (a) Subject to the other provisions of this Section 12.10, any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation or breach hereof (including, without limitation, any of the foregoing based upon a claim to any termination fee hereunder, but not including disputes regarding Net Book Value which shall be conclusively resolved pursuant to the provision of Section 1.3 herein), shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the AAAA Rules@) to the extent such AAA Rules are not inconsistent with this Agreement. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by each of the Seller and the Buyer within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator within thirty (30) days after their appointment; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator within 30 days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be Columbia, South Carolina. The arbitrators shall be instructed to render their decision within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

     (b) Nothing contained in this Section 12.10 shall prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from any court of competent jurisdiction.

     12.11 Waivers. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement from which such party is entitled to receive a benefit. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

     12.12 Severability. In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

     12.13 Expenses. Except as otherwise set forth herein, each party shall be responsible for its own legal fees and other costs and expenses incurred in connection with this Agreement and the negotiation and consummation of the transactions contemplated hereby.



                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day, month and year first above written.



THE BUYER:                  SONIC AUTOMOTIVE, INC.


                            By: /s/ Theodore M. Wright
                                ------------------------------------------------
                                Name: Theodore M. Wright
                                Title: Vice President & Chief Financial Officer


THE SELLER:                 DYER & DYER, INC.


                            By: /s/ Richard S. Dyer, Jr.
                                ------------------------------------------------
                                Name:      Richard Dyer
                                Title:     President



THE SHAREHOLDER:                /s/ Richard S. Dyer, Jr.                  (SEAL)
                                ------------------------------------------
                                    RICHARD DYER

                 List of Schedules
                 -----------------

Schedule 1.1(a)            -        Purchased Assets

Schedule 1.1(b)            -        Excluded Assets

Schedule 1.1(c)            -        Permitted Encumbrances

Schedule 1.2               -        Assumed Liabilities

Schedule 1.3(d)            -        Allocation of Purchase Price and Assumed
                                    Liabilities

Schedule 1.5               -        Certain Employees of Seller to be Offered
                                    Employment by Buyer

Schedule 3.1               -        Jurisdictions of Foreign Qualification of
                                    Seller

Schedule 3.2               -        Required Authorizations and Consents to
                                    Agreement -- Seller

Schedule 3.3               -        Investments

Schedule 3.5               -        Certain Changes

Schedule 3.6               -        Material Contracts

                           -        Required Consents for Transfers of Material
                                    Contracts

Schedule 3.7               -        Encumbrances

Schedule 3.8               -        Real Property; Leased Premises

Schedule 3.9               -        Equipment

Schedule 3.12              -        Approvals, Permits and Authorizations

Schedule 3.13              -        Compliance with Laws



Schedule 3.14              -        Insurance Policies

                           -        Insured Property Damage and Personal
                                    Injury Claims

Schedule 3.16              -        Litigation

Schedule 3.17              -        Powers of Attorney

Schedule 3.19              -        Employee Relations

Schedule 3.20              -        Compensation

Schedule 3.21              -        Patents; Trademarks; Trade Names;
                                    Copyrights; Licenses; Etc. and Proprietary
                                    Names

Schedule 3.23              -        Other Liabilities

Schedule 3.24              -        Affiliate Transactions

Schedule 3.26              -        Employee Plans

Schedule 3.29              -        Environmental Matters

Schedule 3.30              -        Bank Accounts and Safe Deposit Boxes

Schedule 3.31              -        Warranties

Schedule 3.32              -        Interests in Competitors

Schedule 4.2               -        Required Authorizations and Consents to
                                    Agreement -- Buyer

                 List of Exhibits
                 ----------------

Exhibit 1.3(A)             -        Form of Escrow Agreement

Exhibit 1.4(A)             -        Form of Bill of Sale and Assignment

Exhibit 1.4(B)             -        Form of Employment Agreement

Exhibit 1.4(C)             -        Form of Non-Competition Agreement

Exhibit 7.4                -        Form of opinion of counsel for the Seller

Exhibit 8.5                -        From of opinion of counsel for the Buyer